UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Great Plains Energy Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Missouri	43-1916803

(State of Incorporation	(IRS Employer
or Organization)	Identification No.)
1201 Walnut Street
Kansas City, Missouri 64106-2124
(Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange On Which
Title of Each Class To Be So Registered	Each Class Is To Be Registered

Corporate Units (consisting of stock purchase	New York Stock Exchange
contracts and subordinated notes)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-159131.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-4.3

Item 1. Description of Registrant’s Securities to be Registered
     The securities being registered pursuant to this Registration Statement on Form 8-A consist of Corporate Units, each of which is comprised of (i) a stock purchase contract, pursuant to which the holder will agree to purchase and the Registrant will agree to sell a number of shares of the Registrant’s common stock, with settlement on June 15, 2012, and (ii) a 1/20, or 5%, undivided beneficial ownership interest in each of the Registrant’s 10.00% Subordinated Notes due June 15, 2042. The information required by this Item 1 is incorporated by reference to the descriptions of Corporate Units appearing under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in the Prospectus Supplement, dated May 12, 2009, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2009 pursuant to Rule 424(b), pursuant to the Registrant’s effective Registration Statement on Form S-3, filed with the SEC on May 11, 2009 (File No. 333-159131).
Item 2. Exhibits
3.1	Articles of Incorporation of Great Plains Energy Incorporated as amended effective May 7, 2009 (Exhibit 3.1.1 to Form 10-Q for the quarter ended March 31, 2009).

3.2	By-laws of Great Plains Energy Incorporated, as amended December 2, 2008 (Exhibit 3.1 to Form 8-K dated December 8, 2008).

4.1	*Form of Subordinated Indenture, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	*Form of Supplemental Indenture No. 1, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	*Form of Purchase Contract and Pledge Agreement, among Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, securities intermediary and custodial agent.

4.4	*Form of 10.00% Subordinated Note due June 15, 2042 (included in Exhibit 4.2).

4.5	*Specimen of certificate evidencing Corporate Units (included in Exhibit 4.3).

4.6	*Specimen of certificate evidencing Treasury Units (included in Exhibit 4.3).

*	Filed herewith

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SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT PLAINS ENERGY INCORPORATED
Date: May 15, 2009	By:	/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

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EXHIBIT INDEX
3.1	Articles of Incorporation of Great Plains Energy Incorporated as amended effective May 7, 2009 (Exhibit 3.1.1 to Form 10-Q for the quarter ended September 30, 2006).

3.2	By-laws of Great Plains Energy Incorporated, as amended December 2, 2008 (Exhibit 3.1 to Form 8-K dated December 8, 2008).

4.1	*Form of Subordinated Indenture, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	*Form of Supplemental Indenture No. 1, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	*Form of Purchase Contract and Pledge Agreement, among Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, securities intermediary and custodial agent.

4.4	*Form of 10.00% Subordinated Note due June 15, 2042 (included in Exhibit 4.2).

4.5	*Specimen of certificate evidencing Corporate Units (included in Exhibit 4.3).

4.6	*Specimen of certificate evidencing Treasury Units (included in Exhibit 4.3).

*	Filed herewith